Investor Reference Book Published: June 21, 2024

Encompass Health 2 Forward-looking statements The information contained in this Investor Reference Book includes certain estimates, projections and other forward-looking information that reflect Encompass Health’s current outlook, views and plans with respect to future events, including the business outlook, guidance and growth targets, value drivers, labor availability and costs, legislative and regulatory developments, strategy, capital expenditures, acquisition and other development activities, such as the de novo pipeline, costs, growth and timelines, operational initiatives, dividend strategies, leverage, repurchase of securities, access to capital, financial performance, financial assumptions and considerations, business model, balance sheet and cash flow plans, and market share capture and addressable market size. These estimates, projections and other forward-looking information are based on assumptions the Company believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual events or results, and those differences may be material. There can be no assurance any estimates, projections or forward-looking information will be realized. All such estimates, projections and forward-looking information speak only as of the date hereof. The Company undertakes no duty to publicly update or revise the information contained herein. You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in this Investor Reference Book as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the Form 10-K for the year ended December 31, 2023 and in other documents the Company previously filed with the SEC, many of which are beyond the Company’s control, that may cause actual events or results to differ materially from the views, beliefs, and estimates expressed herein. Note regarding presentation of non-GAAP financial measures The following Investor Reference Book includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934, including Adjusted EBITDA, leverage ratios, and adjusted free cash flow. Schedules are attached that reconcile the non-GAAP financial measures included in the Investor Reference Book to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. The Company’s Form 8-K, dated June 21, 2024, to which the Investor Reference Book is attached as Exhibit 99.1, provides further explanation and disclosure regarding the Company’s use of non-GAAP financial measures and should be read in conjunction with the Investor Reference Book.

Encompass Health 3 Business outlook . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5-7 Company overview . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8-20 Industry overview . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21-29 Growth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30 Growth strategy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31-32 Market characteristics . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33-36 De novo development . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37-45 Bed additions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46 Operational initiatives . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47-56 Information technology . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57-61 Reconciliations to GAAP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62-65 End Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66-68 Table of contents

Encompass Health 4 Glossary of terms and abbreviations Medicare • Medicare refers to traditional Medicare / Medicare Fee-for-Service (FFS) programs. Medicare Advantage (“MA”) • Medicare Advantage may also be referred to as Medicare Managed Care or Medicare Part C and refers to the private health plans contracted by Medicare as an alternative to traditional Medicare programs. Return on Invested Capital (“ROIC”) • ROIC is measured using hospital-level EBIT (earnings before interest and taxes) and applying an assumed effective tax rate, i.e., EBIT * (1 - effective tax rate), divided by the hospital’s average net assets for the same period. Abbreviations • Accountable Care Organization (“ACO”) • Bundled Payments for Care Improvement (“BPCI”) • Case Mix Group (“CMG”) • Centers for Medicare and Medicaid Services (“CMS”) • Certificate of Need (“CON”) • Comprehensive Care for Joint Replacement (“CJR”) • Home Health (“HH”) • Inpatient Rehabilitation Facility (“IRF”)(“hospital”) • Public Health Emergency (“PHE”) • Quality Reporting Program (“QRP”) • Real Estate Investment Trust (“REIT”) • Skilled Nursing Facility (“SNF”)

Business Outlook

Business outlook | Strong and sustainable business fundamentals

Attractive healthcare sector

- Large addressable market indicated by low conversion rate of presumptively eligible inpatient rehabilitation patients
- Aging demographic driving increased demand for rehabilitation services
- Supply of licensed IRF beds increased only modestly over the past decade
- High acuity, nondiscretionary conditions treated
- Fragmented sector presents unit acquisition and joint venture opportunities
- Significant barriers to entry

Industry leading position

Encompass Health is uniquely positioned to grow the market and capture incremental share

- Largest provider of inpatient rehabilitation services
- Unparalleled clinical expertise for treating inpatient rehabilitation conditions with consistent delivery of high-quality, cost-effective care
- Enhanced utilization of technology (e.g., clinical, data analytics, and technology-enabled business processes)
- Economies related to scale and market density
- Ability to fund capacity expansions primarily with internally generated funds
- Management experience and depth
- Attractive financial returns on de novo and bed addition investments
- Successful long-standing acute care hospital joint venture strategy

Real estate ownership

- Portfolio of 160 IRFs as of April 24, 2024
  - ✓ 125 owned and 35 leased
  - ✓ Owned real estate is not exposed to annual lease expense increases
  - ✓ Ability to customize building design to EHC specifications; promotes construction and operational efficiencies
  - ✓ Greater flexibility in managing hospital portfolio

Financial strength

- Well-managed balance sheet and liquidity
  - ✓ Manageable near-term maturities (credit agreement matures in 2027; bonds mature in 2025 and beyond)
  - ✓ $964 million available for borrowing on our $1 billion revolving credit facility (as of March 31, 2024)
- Substantial free cash flow generation
- Cash dividend paid on common stock since 2013

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Encompass Health 7l 7 6 to 10 de novos per year 80 to 120 bed additions per year 6% to 8% discharge CAGR Business outlook 2023 - 2027 Growth targets de novos opened 8 9 in 2021 in 2022 bed additions 117 87 in 2021 in 2022 discharge growth 8.7% 6.8% in 2021 in 2022 recent results 8 in 2023 46 in 2023 8.7% in 2023

Company Overview

Encompass Health 9 ~38,500 employees Rehabilitation hospitals “IRFs”* IRFs under development* *IRFs as of April 24, 2024; IRFs under development - previously announced under development as of April 24, 2024 Company overview Largest owner and operator of IRFs 2023 key statistics ~229,500 patient discharges ~$4.8 billion in revenue 8.7% total discharge growth Recent expansion 2021 - 2023 25 de novo hospitals opened 250 beds added to existing hospitals 1,405 total beds added 13.4% increase in licensed beds Top Places to Work in Healthcare

Company overview | Largest owner and operator of IRFs


25%

of all licensed beds†


34%

of all Medicare patients served†

37
States & Puerto Rico

160
Inpatient rehabilitation hospitals

62
Operate as joint ventures with acute care hospitals

142
Hospitals hold one or more disease-specific certifications(1)

Data as of April 24, 2024

Clinical expertise in Joint Commission specialty accreditations*

Number of EHC hospitals with accreditation and EHC's % of all such accreditations

- Stroke rehabilitation accreditations - 141 EHC hospitals (~65%)
- Hip fracture rehabilitation accreditations - 62 EHC hospitals (~95%)
- Brain injury rehabilitation accreditations - 50 EHC hospitals (~75%)
- Amputee rehabilitation accreditations - 39 EHC hospitals (~83%)

† Based on 2022 and 2023 data
Refer to pages 66-68 for end notes.

*Data as of June 2, 2024

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Encompass Health 11 Encompass Health provides advanced therapy and nursing services to patients requiring intensive inpatient rehabilitative care. Company overview Care delivery model Inpatient rehabilitation hospital services primarily include: • Independent physician oversight of plan of care • 24/7 nursing care • Intensive multi-disciplinary therapy • Extensive clinical support services

Company overview | Primary services

Independent physicians	Independent physicians manage and treat medical conditions as well as oversee the plan of care and medical rehabilitation program. Physician services include: • Review and approve pre-admission screenings • Develop an individualized overall plan of care • At least three face-to-face rehabilitation physician visits per week • Lead Team Conference • Manage discharge planning (timing and destination)
Rehabilitation nursing **(CRRN, RN, LPN, LVN, CNA)**	Onsite 24/7- assist patients by helping restore, maintain, and promote optimal health. Provide personal care including: • Daily/ongoing care • Medication dispensing • Wound care • Infection control • Patient transfers from bed to wheelchair, bed to restroom, etc.
Intensive multi-dimensional therapy	Patients generally receive at least 3 hours of therapy per day at least 5 days per week; by 2 or more therapy disciplines: • **Physical therapists -** address physical function, mobility, strength, balance, and safety • **Occupational therapists** - promote independence through activities of daily living • **Speech-language therapists -** address speech/voice functions, swallowing, memory/cognition, and language/communication
Clinical support services	• **Case managers -** coordinate the care plan with the physician as well as the interdisciplinary team; serve as facilitators of Team Conference and work with patients, families and communities to ensure the patient has what is needed when they arrive home • **Pharmacists** - reconcile medications at admission and discharge, dispense medications during patient stay and assist clinicians with pain management strategies • **Respiratory therapists -** provide care and cardio-pulmonary medicine to patients with acute critical conditions and cardiac and pulmonary disease enabling them to tolerate intensive multi-disciplinary therapy • **In-house dialysis** - offered at 88 Encompass hospitals as of March 31, 2024; further roll out will continue in 2024, reduces disruption to therapy regimen and leads to increased patient satisfaction • **Dietetics and nutrition services** - provide nutritional guidance and oversight with respect to each patient's dietary needs

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Company overview | Our patients

Admissions

IRF admission criteria	At the time of admission, a patient must: • require the active and ongoing therapeutic intervention of multiple therapy disciplines • be expected to actively participate in, and benefit from, an intensive rehabilitation therapy program • receive supervision by a physician through face-to-face visits at least three days a week
	At least 60% of patients must have at least one CMS-13 medical diagnosis or functional impairment
Average age of EHC patients	All payors = 72 years old
	Medicare FFS = 77 years old

Patient mix

Rehabilitation impairment category ("RIC")		2023
RIC 01	Stroke	17.8 %
RIC 02/03	Brain dysfunction	11.2 %
RIC 04/05	Spinal cord dysfunction	3.9 %
RIC 06	Neurological conditions	20.4 %
RIC 07	Fracture of lower extremity	8.0 %
RIC 08	Replacement of lower extremity joint	3.3 %
RIC 09	Other orthopedic	7.2 %
RIC 10/11	Amputation	2.5 %
RIC 14	Cardiac	4.1 %
RIC 17/18	Major multiple trauma	6.0 %
RIC 20	Other disabling impairments	11.7 %
—	All other RICs	3.9 %

EHC IRF admission sources	91% of EHC admissions come from acute care hospital discharges, but only ~4.5% of acute care hospital discharges in the United States are admitted to an IRF.*

*Source: FORVIS reporting on 2022 Medicare claims data.

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Encompass Health 14 Company overview High quality clinical results Discharge to Community Discharge to SNF Discharge to Acute Care Higher is better Lower is better Lower is better Percent of patients discharged to the community, including home or home with home health. Percent of patients discharged to a skilled nursing facility. Percent of patients discharged to an acute care hospital. Encompass Health UDSMR(2) The above UDSMR measures include IRF units that are located within acute care hospitals. Refer to pages 66-68 for end notes.

Encompass Health 15 # of IRFs Avg. beds per IRF Avg. Medicare discharges per IRF(4) Avg. est. total cost per discharge for FY 2025 Avg. est. total payment per discharge for FY 2025 Encompass Health(3) = 157 66 883 $17,193 $24,836 Free-standing = (Non-Encompass Health) 215 56 536 $22,693 $27,076 Hospital units = 781 25 204 $27,879 $27,687 Total(5) 1,153 36 358 $22,846 $26,560 Medicare FFS pays Encompass Health less per discharge, on average, in spite of comparable acuity Encompass Health produces high-quality, cost-effective outcomes through: Ÿ “Best Practices” clinical protocols Ÿ Supply chain efficiencies Ÿ Sophisticated management information systems Ÿ Economies of scale Company overview Leading position in cost effectiveness – The average estimated total payment per discharge, as stated, does not reflect a 2% reduction for sequestration(6). Refer to pages 66-68 for end notes.

Encompass Health 16 65.0% 16.2% 11.1% 4.0% 3.7% % of 2023 Revenues Medicare Prospective Payment System (“PPS”) - paid per discharge by Case Mix Group (“CMG”) Medicare Advantage CMG or per diem - Negotiated rate - Some are “tiered” for acuity/severity Managed Care Per diem or CMG - Negotiated rate - Some are “tiered” for acuity/severity Medicaid Varies by state Other Variety of methodologies Payor source Payment methodology Company overview Payors and payment methods

Encompass Health 17 Disciplined approach to new store growth Considerations for entering a new market: – Market demographics and growth potential – CON requirements (initial and for expansion) – Presence of other inpatient rehabilitation services – Acute care hospital presence and discharge patterns – Geographic proximity to other Encompass Health hospitals – Potential joint venture partners – Major MA and Managed Care plans – Clinical labor availability and costs – Capital investment required (e.g., local market land and construction costs) *CA = confidentiality agreement Company overview IRF growth pipeline Typical development pipeline Project category Exploratory/ CA executed* Active development Annual openings Number of projects 30 - 50 20 - 30 6 - 10

Encompass Health 18 62 joint venture hospitals* in place with major healthcare systems including: Joint ventures with acute care hospitals facilitate integrated care delivery Ascension St. John Hospital System Ballad Health Barnes-Jewish Cleveland Clinic Martin Health Geisinger Health System Lee Health subsidiary Monmouth Medical Center (RWJBarnabas Health) NCH Healthcare System (Naples, FL) Novant Health Piedmont Healthcare University of Virginia Medical Center Vanderbilt University Medical Center Company overview Joint venture partnerships with acute care providers The Company’s joint ventures began in 1991 *Data as of April 24, 2024

Encompass Health 19 Company overview Cash flow and liquidity $330.2 $340.1 $525.7 2021 2022 2023 $0.0 $250.0 $500.0 $750.0 2021 2022 2023 0.0 2.5 5.0 *Historical financial results reflect Enhabit Home Health and Hospice as discontinued operations. Adjusted Free Cash Flow*(7) Able to fund our growth primarily through free cash flow (FCF) • De novos • Bed additions • Replacement IRFs • FCF is after maintenance capex, before discretionary capex $ in millions $ in millions Liquidity* Ensure sufficient liquidity to meet the anticipated operating and strategic needs of the Company • Liquidity - defined as cash on hand and revolver availability • Credit facility - a diverse group of well-capitalized lenders in the senior credit facility Leverage Ratio* • Leverage ratio = Total Debt / LTM Adjusted EBITDA(8) • Debt duration - limited near term refinancing risk • Floating rate debt - very limited exposure 4.0x 3.4x Revolver availability Cash on hand 2021 2022 2023 $0.0 $500.0 $1,000.0 $811.2 $934.1 $1,037.2 2.8x Refer to pages 66-68 for end notes.

Encompass Health 20 Company overview Real estate holdings Own ~78% of IRF real estate Rationale for real estate ownership Leases are generally structured as long-term, non-prepayable debt with annual rent escalators Ownership enhances flexibilty in managing real estate portfolio Presence of real estate on our balance sheet helps to facilitate access to senior debt on attractive terms Specialty nature of our facilities contributes to relatively high cap rates from REITs We are better positioned than traditional financing sources to hold the residual risk in our properties Ownership Profile own building and land 93 lease building and land 35 own building; lease land 32 Data as of April 24, 2024

Industry Overview

Industry overview | Continuum of healthcare services

Preventive

Routine health care (screenings, check-ups, patient counseling) to prevent illnesses, disease, or other health problems

Ambulatory

Medical care delivered on an outpatient basis (doctor visits, walk-in clinics, blood tests, x-rays, endoscopy, certain biopsies, certain surgical procedures)

Acute

Medical treatment of diseases or injuries for which a patient receives inpatient treatment for a brief but severe episode of illness

Post-acute

Medical care provided after a period of acute care, including: long-term acute care (LTACH), inpatient rehabilitation (IRF), skilled nursing (SNF), home health (HH)

Medicare acute care patients discharge destination*

- LTACH ~1.0%
- IRF ~4.5%
- SNF ~19.5%
- HH ~21.5%
- Hospice ~4.0%
- No post-acute care ~44.5%

* Source: FORVIS reporting on 2022 Medicare claims data. Other discharge destinations (~5%) may include another acute care hospital, specialty hospital, or other destinations.

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Encompass Health 23 H ea lt h co ns um pt io n sp en di ng *: $ 3, 96 7 (in billions) National healthcare spending: $4.465 trillion in 2022 Pe rs on al h ea lt hc ar e* : $3 ,7 05 $218 Investment $54 Government administration $208 Government public health $588 Retail outlet sales of medical products $133 Home health care $247 Other health, residential and personal care $1,191 Professional services (physician and clinical services, dental services, other professional services) $191 Nursing care facilities and continuing care retirement communities $1,355 Hospital care - includes acute care, inpatient rehabilitation, long-term care hospitals Healthcare consumption spending includes total spending on healthcare goods and services excluding investments. Investments include non-commercial research and academic investments (including the purchase of buildings and equipment for such research). Industry overview Total healthcare spending Source: Centers for Medicare & Medicaid Services, National Health Expenditure Data (Historical), Table 2 - 2022. * Excludes net cost of private health insurance of $279 billion.

Encompass Health 24Source: Centers for Medicare & Medicaid Services, Medicare Trustees’ Report 2023 – page 13; and MedPAC, Medicare Payment Policy, March 2024 - pages 163, 201, 225, 261. 12% 2% 8% 4% 9% 42% 17%3% 3% Industry overview Medicare 2022 spending Total Medicare spending Medicare spending on inpatient rehabilitation $905 billion $8.8 billion (inclusive of payments to Medicare managed care) (~1% of all Medicare spending) % of Medicare spend $29B Skilled nursing 3% Medicare Part A $143B Inpatient hospital (includes IRF) 16% $73B Physician payments 8% Medicare Part B $63B Outpatient hospital 7% $16B Home health 2% Medicare Parts A & B$24B Hospice 3% $29B Other services 2% $403B Medicare managed care* 45% Medicare Part C *Medicare managed care / Medicare Advantage plans also pay for the services listed on this page $125B Outpatient Rx 14% Medicare Part D

Encompass Health 25 Acute care hospital Home health Inpatient rehabilitation hospital Skilled nursing facility Medicare spending ($ billions) $8.8 $29.0 $16.1* # of Discharges/Beneficiaries^ ~383,000 ~1,800,000 ~2,800,000^ Average length of stay 12.8 days 34.5 days N/A # of Providers ~1,181 ~14,700 ~11,353 Facility ownership mix** For-profit (39%) Non-profit (51%) Gov’t (10%) For-profit (72%) Non-profit (23%) Gov’t (5%) For-profit (93%) Non-profit (7%) Freestanding vs. hospital based Freestanding (29%) Hospital based (71%) Freestanding (97%) Hospital based (3%) Freestanding (87%) Hospital based (13%) Rural vs. urban** Urban (86%) Rural (14%) Urban (73%) Rural (27%) Urban (85%) Rural (15%) (Lowest acuity)(Highest acuity) Source: MedPAC, Medicare Payment Policy, March 2024 - pages 163, 168, 201, 218, 225, 226, and 231; March 2023- page 222 MedPAC, Health Care Spending and the Medicare Program, July 2023 - page 106. * Not all home health spending occurs as a post-acute service. **Home health data represents freestanding agencies only. Industry overview Medicare post-acute care services

Encompass Health 26 (P er ce nt ) 1.6% 1.5% 1.5% 1.6% 1.5% 1.6% 1.6% 1.6% 1.6% 1.7% 1.3% 1.7% 1.8% 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 $0 $5 $10 $15 $20 $25 $30 $35 Percent of total Medicare FFS spending on inpatient rehabilitation Medicare spending on post-acute services Source: MedPAC, Medicare Payment Policy, March 2024 – pages 163, 201 and 225 Centers for Medicare and Medicaid Services, Medicare Trustees’ Report 2023 - page 13. * Not all home health spending occurs as a post-acute service. Industry overview Medicare spending on post-acute services Post-acute setting 2002 Spending 2022 Spending Skilled nursing facilities $14.8 $29.0 Home health agencies* $9.6 $16.1 Inpatient rehabilitation hospitals $5.7 $8.8 Medicare spent ~ $54 billion on post-acute services in 2022 (IRF, SNF, HH) $ in billions

Industry overview | IRF qualifying conditions

60% or more of an IRF's annual admissions must have at least one medical diagnosis or functional impairment from a list of 13 compliant conditions ("CMS-13").

CMS-13 qualifying conditions	
1	Stroke
2	Brain injury
3	Amputation
4	Spinal cord
5	Fracture of the femur
6	Neurological disorder
7	Multiple trauma
8	Congenital deformity
9	Burns
10	Osteoarthritis (after less intensive setting)
11	Rheumatoid arthritis (after less intensive setting)
12	Joint replacement - Bilateral - Age ≥ 85 - Body mass index > 50
13	Systemic vasculidities (after less intensive setting)

Other IRF qualification requirements at the time of a patient's admission

- ✓ Physician approval of preadmission screen and admission
- ✓ Patient requires the active and ongoing therapeutic intervention of multiple therapy disciplines, one of which must be physical or occupational therapy
- ✓ Patient can reasonably be expected to actively participate in, and benefit from, an intensive interdisciplinary rehabilitation therapy program of 3 hours of therapy a day, 5 days a week
- ✓ Requires supervision by a physician through face-to-face visits at least three days per week during the patient's stay to assess the patient both medically and functionally, as well as to modify the course of treatment as needed

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Industry overview | Regulatory history 2009 - 2023

External factors

IRF-specific regulatory updates

We have demonstrated the ability to adapt in the face of numerous and significant regulatory, legislative and operating environment changes.

Year	External factors	IRF-specific regulatory updates
2009	Global recession	75% Rule permanently changed to 60% Rule with passage of "Medicare, Medicaid & SCHIP Extension Act of 2007" and paid for through a Medicare price rollback & 18-month freeze from 4/1/2008 to 9/30/2009
2010	Medicaid expansion due to the passing of the Patient Protection and Affordable Care Act (ACA) Medicare Advantage enrollment outpaces traditional Medicare enrollment growth	1) Passing of the ACA 2) CMS IRF Rule implemented new requirements for determining whether IRF claim is reasonable and necessary
2011		1) Budget Control Act generates automatic 2% reduction in Medicare payments beginning in 2013 (sequestration) 2) Medicare Shared Savings Program (MSSP) ACO begins
2012 - 2013		IRF Quality Reporting Program (IRF QRP) requires IRFs to report quality data with financial penalties for compliance issues
2014*		1) IMPACT Act directed CMS to create rules requiring the collection and reporting of standard patient assessment data 2) Original BPCI begins
2015*		CMS revised diagnosis codes that count toward 60% Rule
2016*		1) CJR becomes mandatory in certain markets 2) Next Gen ACO begins

* Between 2014 and 2019, the CMS Innovation Center developed new voluntary and mandatory payment and service delivery models, in accodance with legislation, such as Bundled Payments for Care Improvement (BPCI), Accountable Care Organizations (ACO), and Comprehensive Care for Joint Replacement Model (CJR).

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Industry overview | Regulatory history 2009 - 2023 (cont.)

External factors

IRF-specific regulatory updates

We have demonstrated the ability to adapt in the face of numerous and significant regulatory, legislative and operating environment changes.

Year	IRF-specific regulatory updates
2017*	CMS updated IRF QRP requirements
2018*	CMS revised diagnosis codes used to determine 60% Rule compliance and updated IRF QRP requirements
2019*	1) Elimination of Functional Independent Measures (FIM) and transition to Section GG quality indicators for reimbursement 2) Original BPCI ends and BPCI Advanced begins
2020	1) CMS updated IRF coverage criteria guidelines and IRF QRP requirements 2) EHC returned all Provider Relief funds from the CARES Act
2021	CMS updated IRF coverage criteria guidelines
2022	IRF PAI updated to significantly increase the admission and discharge data elements required to be collected
2023	IRF Review Choice Demonstration (RCD) pilot began in Alabama affecting seven Encompass Health hospitals

External factors:

- 2017–2023: Growth in Medicare Advantage enrollment continues to outpace traditional Medicare enrollment growth
- 2020–2022: COVID pandemic
- 2020–2021: Medicaid enrollment growth due to PHE
- 2021–2022: Wage & other cost inflation
- 2023: Wage inflation

* Between 2014 and 2019, the CMS Innovation Center developed new voluntary and mandatory payment and service delivery models, in accodance with legislation, such as Bundled Payments for Care Improvement (BPCI), Accountable Care Organizations (ACO), and Comprehensive Care for Joint Replacement Model (CJR).

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Growth

Growth | Our rationale for continued expansion of IRF capacity

Large, under penetrated and growing market	• ~14% estimated national conversion rate to IRF[9] • Aging demographic (~5% population growth CAGR for our average age patient) • Supply of licensed IRF beds has increased only 2.7% since 2010 • SNF disintermediation opportunity • Non-discretionary conditions
Significant barriers to entry and competitive advantages	• Clinical expertise • Access to capital • Economies of scale • Regulatory and compliance knowledge and infrastructure • Long history of successful acute care hospital joint ventures • Relationships with referral sources and payors • Nationally known and highly regarded brand
Attractive financial returns on de novos and bed additions	• Fuels revenue and EBITDA growth • Attractive ROIC • Significant operating leverage in bed addition strategy • Future period bed additions can increase de novo returns

Encompass Health

Refer to pages 66-68 for end notes.

31

Encompass Health 32 0 100 200 300 400 500 100 110 120 130 140 150 160 170 2018 2019 2020 2021 2022 2023 2024 (P) Bed additions 26 152 117 117 87 46 144 De novos (bed count) 169 120 170 350 410 395 280 De novos (new hospitals) 4 3 4 8 9 8 6 Total number of IRFs(10) 130 133 137 145 153 161 166 Total number of licensed beds(10) 8,966 9,249 9,505 9,924 10,356 10,778 11,154 Total EHC IRFsNew beds W ho lly o w ne d an d jo in t ve nt ur es Bed additions De novos Growth IRF growth strategy Refer to pages 66-68 for end notes.

Encompass Health 33 Demand continues to benefit from a demographic tailwind: growth in the Medicare beneficiary population Age 80+Age 70-79Age 65-69 • The growth rate of Medicare beneficiaries increased to an ~3% CAGR in 2011, as “Baby Boomers” started turning age 65. ◦ ~10,000 Baby Boomers turn 65 each day • The 4-year CAGR for the population in Encompass Health’s average Medicare patient age range is ~5%. CAGR (population growth by age) Age 2018 to 2022 2022 to 2026 65-69 2.6% 1.6% 70-74 3.7% 2.5% 75-79 5.0% 4.9% 80+ 2.4% 3.6% Total 3.3% 2.9% Source: https://www.census.gov/data/datasets/2017/demo/popproj/2017-popproj.html 2018 2022 2026 2030 0 10 20 30 40 50 60 70 80 Projected population of age 65+ Millions 43% (22.7M) 45% (26.8M) 46% (30.7M) 46% (33.3M) ~3% CAGR Baby Boomer wave reaches average age of an Encompass Health Medicare patient (~77). Growth IRF demand continues to grow

Encompass Health 34 Po pu la ti on in m ill io ns # of IRFs 12 12 14 14 15 16 17 17 17 17 18 18 19 19 16 16 17 18 19 19 20 21 22 24 24 25 26 27 10 11 11 11 11 11 11 12 12 13 12 12 13 13 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 0 25 50 75 0 200 400 600 800 1,000 1,200 1,400 IRF supply and demand Source: MedPAC, Medicare Payment Policy, 2024 – page 231, 2018 – page 277, 2014 – page 247; Provider Data Catalog (cms.gov) inpatient rehabilitation facilities_general information dataset Dec. 2023; U.S. Census Bureau, Annual Estimates of the Resident Population by Single Year of Age and Sex for the United States: April 1, 2010 to July 1, 2019 and April 1, 2020 to July 1, 2023; U.S. Census Bureau, Current Population Survey, Annual Social and Economic Supplement, 2010-2018. Growth IRF supply / demand imbalance continues to widen E H C IR Fs N on-E H C IR Fs 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 0 40 80 120 160 960 990 1,020 1,050 1,080 Supply of IRFs - EHC vs. Non-EHC IRF supply has grown slightly since 2010: • 1,179 IRFs in 2010 • 1,211 IRFs in 2023 (2.7% increase) Challenges to entry include: • medically complex patients requiring expert clinical services and skilled clinicians • highly regulated industry • establishment of referral and payor relationships • significant capital investment EHC has the scale, clinical and operational expertise, and access to capital to overcome these challenges. From 2016 to 2023, EHC: • opened 41 de novo IRFs • increased total beds from 8,404 to 10,778

Growth | IRF conversion rate

IRF admission criteria

- At the time of admission, a patient must:
  - ✓ require the active and ongoing therapeutic intervention of multiple therapy disciplines
  - ✓ be expected to actively participate in, and benefit from, an intensive rehabilitation therapy program
  - ✓ receive supervision by a physician through face-to-face visits at least three days a week
- At least 60% of patients must have at least one CMS-13 medical diagnosis or functional impairment

IRF conversion rate

- It is estimated that only ~14%[9] of acute care patients who are presumptively eligible for inpatient rehabilitation services (those with at least one CMS-13 medical diagnosis or condition) are admitted to an IRF

Reasons for low IRF conversion

- Low awareness of IRF vs. SNF care requirements for physician visits, care team meetings and therapy provision
- Lack of understanding of IRF value proposition
  - ✓ Quality of outcomes
  - ✓ Episodic versus per diem cost comparison
- Restrictive MA prescreening procedures/criteria
- Many markets have low IRF bed availability (sometimes attributable to CON requirements)

☆ EHC strategies are in place to address each of these

Encompass Health

Refer to pages 66-68 for end notes.

35

Encompass Health 36 Growth Medicare levels of service required - IRF vs. SNF Industry averages IRF SNF Quality metrics* FFS average length of stay 12.8 days 34.5 days Discharge to community rate 67.3% 50.7% CMS requirements for IRFs vs. SNFs IRF SNF Regulatory Facility must satisfy regulatory and policy requirements for hospitals, including Medicare hospital conditions of participation Yes No Patient care At a minimum, face-to-face rehabilitation physician visits must occur no fewer than 3 times per week during the course of the patient’s stay Yes No All patients must need and generally receive a minimum of three hours a day of intensive therapy, five days a week Yes No A weekly team meeting, led by the physician and includes a rehabilitation nurse, a case manager, and a licensed therapist from each therapy discipline Yes No Admission requirements All patients must be admitted by a physician Yes No Stringent admission and coverage policies are required and carefully documented for each admission; further restricted in number and type of patients (e.g., 60% Rule) Yes No *Source: MedPAC, Medicare Payment Policy, March 2024 - pages 164 and 226 for IRF data and SNF discharge to community rate; March 2023 – page 222 for SNF average length of stay.

Encompass Health 37 Growth Proven growth model since 2009 46% JV hospitals De novo hospitals-wholly owned Acquisitions-wholly owned De novo hospitals-JV Acquisitions-JV 73 hospitals added since 2009 40% joint ventures 72% increase in number of hospitals Data as of April 24, 2024

Growth | Robust de novo development pipeline

20 De novos announced and underway*

Market considerations

- Demographics in and potential growth of local market
- State CON, licensure and other regulatory requirements
- Presence of other inpatient rehabilitation services
- Geographic proximity to other EHC hospitals
- Potential joint venture partners
- Volumes, patient mix and service lines of acute care hospitals
- Labor supply and costs
- Land and construction costs

Investment considerations

- Key metrics
  - Project NPV, IRR and ROIC
- Sensitivity analysis on key performance assumptions
- Comparison to analog EHC hospitals
- Potential for future expansion

Hospitals opened or under development

		Joint venture	Est. Opening Date	# of beds
De novo projects**				
1	Kissimmee, FL		2024	50
2	Atlanta, GA	✓	2024	40
3	Johnston, RI		2024	50
4	Fort Mill, SC		2024	39
5	Louisville, KY	✓	2024	40
6	Houston, TX		2024	61
7	Daytona Beach, FL		2025	50
8	Fort Myers, FL	✓	2025	60
9	Lake Worth, FL		2025	50
10	Concordville, PA		2025	50
11	Norristown, PA		2025	50
12	Wildwood, FL (in The Villages, FL)		2025	50
13	Athens, GA	✓	2025	40
14	St. Petersburg, FL		2025	50
15	Palm Beach Gardens, FL		2026	50
16	Amarillo, TX		2026	50
17	Danbury, CT		2026	40
18	Avondale, AZ		2026	60
19	Loganville, GA	✓	2026	40
20	San Antonio, TX		2026	50

**All dates are tentative and subject to change

Encompass Health

*IRFs under development - previously announced under development as of April 24, 2024

38

Growth | De novo costs and timeline

- Prototype hospital includes all private rooms
- Core infrastructure of building anticipates future expansion (accretive to financial returns)
- Factors that impact costs/timeline:
  - CON status
  - State regulatory requirements
  - Local planning and zoning approvals
  - Other location- or hospital-specific complexities

Capital cost ($ in millions)	**2022-2023**	**2023-2024**
Construction, design, permitting, etc.	$35.0	$44.0
Land	5.5	5.0
Equipment (including CIS)	5.5	5.5
Cost of a typical 50-bed IRF	**$46.0**	**$54.5**
Pre-opening & ramp up costs* ($ in millions)		
Operating	$1.0	$1.0
Salaries, wages, benefits	1.0	1.5
	$2.0	**$2.5**

Amounts are the average per hospital capital costs based on actual costs for EHC's 2022 and 2023 50-bed hospitals and the projected costs for EHC's 2024 50-bed hospitals. The pricing for these projects is based on contracts established up to two years prior to hospital opening and may not fully represent inflationary pressures in the current market.

Illustrative timeline



Project start
Groundbreaking
Opening
CON process (if applicable)
Zoning & design
Permitting
Construction
6 months to 3 years
18 to 22 months

Encompass Health

*Pre-opening expenses include expenses for pre-opening hires, training and other general operating costs incurred prior to the first patient's admission. The costs for this purpose is not inclusive of any revenues generated during the first month of operation.

39

Encompass Health 40 Growth De novo project process *Project duration for conventional construction with prefabricated elements ranges from 18 to 22 months based on the specific project characteristics and site development conditions, and the amount of prefabrication. Conventional construction - total project duration: 24 months Conventional with prefabricated elements - total project duration: 22 months* Full hospital prefabrication - estimated total project duration: 16 months Full prefabrication time to completion benefits: • 33% reduction (8 months) compared to conventional construction • 27% reduction (6 months) compared to conventional construction with some elements of prefabrication first patient 6 months design 3 months permitting 14 months construction 1 month turn-over 6 months design 3 months permitting 12 months construction 1 month turn-over 3 months design 3 months permitting 9 months construction 1 month turn-over

Encompass Health 41 Growth Prefabrication advantages Safety Stable work environment in manufacturing Reduction of waste Materials procured exactly as needed, not in stock lengths Reduction of on-site labor Less management for more efficiency Stabilized costs Known labor and material quantities Quality control Standard materials, installers, and inspectors Speed to market Factory labor reduces time on site Standardization Consistent product with predictable cost and schedule Supply chain Program level price reduction and availability

Encompass Health 42 Hospital management Therapy staff Nursing staff Support staff Growth De novo staffing model Staffing model for a typical 50-bed de novo hospital ~100 FTEs ~11 FTEs ~18 FTEs ~38 FTEs ~33 FTEs

Encompass Health 43 Month of operation 1 2 3 4 5 6 7 8 9 10 11 12 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% Occupancy Sustained positive EBITDA *EBITDA = earnings before interest, taxes, depreciation, and amortization directly attributable to the related hospital Growth De novo occupancy and EBITDA* trends - 2021 cohort San Angelo, TX (03/2021) Waco, TX (08/2021) Pensacola, FL (09/2021) North Tampa, FL (04/2021) Greenville, SC (08/2021) Henry County, GA (10/2021) Cumming, GA (06/2021) Shreveport, LA (08/2021) The Company’s average 2021 occupancy

Encompass Health 44 Month of operation 1 2 3 4 5 6 7 8 9 10 11 12 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% Occupancy Sustained positive EBITDA *EBITDA = earnings before interest, taxes, depreciation, and amortization directly attributable to the related hospital Growth De novo occupancy and EBITDA* trends - 2022 cohort Shiloh, IL (02/2022) Cape Coral, FL (06/2022) Naples, FL (09/2022) St. Augustine, FL (03/2022) Jacksonville, FL (06/2022) Libertyville, IL (03/2022) Moline, IL (08/2022) The Company’s average 2022 occupancy Lakeland, FL (05/2022) Grand Forks, ND (08/2022)

Encompass Health 45 Month of operation 1 2 3 4 5 6 7 8 9 10 11 12 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% Occupancy Sustained positive EBITDA *EBITDA = earnings before interest, taxes, depreciation, and amortization directly attributable to the related hospital Growth De novo occupancy and EBITDA* trends - 2023 cohort Knoxville, TN (03/2023) Columbus, GA (09/2023) Owasso, OK (03/2023) Prosper, TX (11/2023) Clermont, FL (04/2023) Fitchburg, WI (11/2023) The Company’s average 2023 occupancy

Encompass Health 46 Growth Bed additions Proven ability to enter new markets and boost returns with subsequent bed additions Hospitals built since 200956 Of the newly constructed hospitals built 2009 to 2020: Ÿ 52% have added beds Ÿ 23% have had beds added more than once Data as of April 24, 2024

Operational Initiatives

Encompass Health 48 Operational initiatives Summary Build market share in high acuity, IRF appropriate conditions • Utilize extensive database on IRF eligible patients to continuously refine clinical protocols and improve patient outcomes Develop and implement post-acute solutions, clinical initiatives and operational best practices • Clinical innovation model • Internally and co-developed solutions • Incorporate data analytics • Continuous collaboration across our hospitals Evaluate and implement therapy and clinical technologies • Technologies developed in-house or with vendors • Includes: ◦ state-of-the-art therapy technology used by clinicians in the treatment of patients ◦ automation and technology used by the patient and the patient’s caregivers to improve the patient’s non-therapy experience

Encompass Health 49 Operational initiatives Build market share in high acuity conditions Increase stroke patient market share through education and awareness 2017 2018 2019 2020 2021 2022 2023 30 ,6 14 32 ,3 48 34 ,4 69 34 ,3 30 36 ,5 69 39 ,0 04 EHC stroke discharges Stroke Market Share* Stroke as a % of Payor Discharges (2023) % of Total Discharges 18.0% % of Medicare FFS Discharges 12.9% % of Medicare Advantage Discharges 30.6% 4.6% 4.9% 5.3% 5.3% 5.7% 6.0% EHC Stroke 2023 Payor Mix FFS 44% MA 28% Other 28% *Stroke market share = EHC stroke discharges / total stroke survivors 41 ,2 58 6.5% Encompass Health partners with the American Stroke Association and is a proud sponsor of the Together to End Stroke Initiative. In 2023, we developed and launched an additional stroke support group lesson module, “Self-Care for Caregivers.” The resources aim to address caregiver burnout. Other sponsored modules include “Post- Stroke Depression,” “Personality Changes After Stroke,” and “Post-Stroke Pain.”

Encompass Health 50 Operational initiatives Build market share in high acuity conditions Independent research concludes IRFs are a better rehabilitation option for stroke patients compared to SNFs *AHA/ASA press release, “Inpatient rehab recommended over nursing homes for stroke rehab,” issued May 4, 2016. **“The Management of Stroke Rehabilitation” issued December 2019 (https://jamanetwork.com/journals/jamanetworkopen/ fullarticle/2756256?resultClick=1).

Encompass Health 51 Operational initiatives Build market share in high acuity conditions Tablo available in 88 of our hospitals as of March 31, 2024, with additional locations planned in 2024. Approximately 5% of Encompass Health patients require dialysis services. The cost benefit per treatment is ~$300 compared to a third-party dialysis provider. Encompass Health’s in-house dialysis features a dedicated space and staff on site for ongoing patient and family education. The dialysis team consists of a nephrologist that oversees the program and RN staff with previous dialysis care experience. Benefits compared to third-party dialysis include: • Better coordination of therapy and dialysis • Recovery time from dialysis is shorter using Tablo, 2-3 hours versus 24 hours with traditional hemodialysis • Evidence of a reduction in readmissions and an increase in therapy intensity • Hospital’s clinical team can take a complete holistic approach to care • Eliminates patient transport to/from dialysis center allowing for more rest and less therapy interruption

Encompass Health 52 Operational initiatives Post-acute clinical innovation model

Operational initiatives | Post-acute solutions

Our goals are to optimize our predictive tools and to use our extensive clinical database to further improve patient outcomes

Encompass Health REACT™

Trademarked system developed in 2015 to predict a patient's risk of being transferred back to an acute care hospital.

40 clinical variables are considered in the risk analysis with risk levels assigned to each patient. High risk levels generate action items for the clinical staff to intervene and evaluate the patient.

The Company's performance since the system was fully implemented in 2017 is shown below.

Acute Care Transfer Rate (%)**



10.67
10.42
10.33
11.22
10.57
10.27
9.87
2017
2018
2019
2020*
2021
2022
2023

Fall Risk Model

Initiated in November 2021 to provide clinicians a near-real-time evaluation of each patient's fall risk.

50 clinical elements are considered and patients are assigned risk levels. Fall prevention strategies and workflows are created and assigned based on risk assessment.

The Company began implementation in 2021 with an enterprise wide year of utilization in 2022.

Fall Rate***



8.33
7.38
6.93
6.31
2020
2021
2022
2023

Innovation Center

The Readmission Prediction Model was initiated in October 2020. A patient's probability of readmission to an acute care hospital post IRF discharge is assessed based on diagnoses, medications, lab results, vitals and other patient information.

The Innovation Center's ongoing strategy includes:

- Regular updating of models to stay ahead of model degradation and to incorporate advances in AI
- Improve ease of learning and adoption by standardizing categories for all models and optimizing training resources for onboarding and continuing education

*Reflects COVID impact **Acute care transfer rate = acute care transfers / total number of discharges
***Fall rate = number of patient falls per 1,000 patient days

Encompass Health 53

Encompass Health 54 • Standardized and improved infection control practices across the Company. These practices and oversight provided clinicians with tools to successfully navigate the COVID-19 pandemic. • Applied evidence- based decision making Sepsis/SIRS alert Infection control • Implemented an evidenced-based predictive model to identify patients at-risk for sepsis or Systemic Inflammatory Response Syndrome (“SIRS”) • Applied intervention strategies as part of the plan of care Medication reconciliation • Implemented a multidisciplinary reconciliation process using the Company's EMR upon admission and discharge • PEG Talks resources for clinicians Reduce opioid use • Implemented a multidisciplinary approach to improve pain management, including non- pharmacologic treatment of pain and vigilant opioid stewardship • Required PEG Talks education to all therapists for pain management Reduce readmissions & improve outcomes Operational initiatives Evidence-based clinical initiatives Wound care • Enhanced our wound protocol by expanding options of available equipment, increased assessments on admission, and Wound Summits for in-person and virtual training of wound care coordinators. • Reduced new or worsening wounds per 1,000 patient days by 29%.

Encompass Health 55 Operational initiatives Culture of collaboration and emphasis on best practices Collaboration among our 160+ hospital teams supports continuous learning and deployment of best practices •Strategic development as market dynamics change Standardization across all hospitals Value of collaboration and networking across hospitals •Care management •Comfort, Professionalism, & Respect (CPR - Heart of the Patient Experience) •Pre-admission & admission process •Clinical documentation •Credentialing •Career ladders for nursing, therapy and case management •Contracting •Therapy practice guidelines •Medication management & reconciliation •Clinical education offerings for staff •Policies & procedures •Quality reporting program •Predictive models •TJC Disease Specific Certification through shared program development tools •Leadership mentoring among leaders within the same organization •Lessons learned that impact metrics related to quality, employees and financial measures

Operational initiatives | Therapy and clinical technologies

Therapy Technology

The therapy innovations committee reviews and recommends state of the art technology for our hospitals to ensure our therapy teams have the equipment and the training to provide the best care.

(recent implementations are shown below)



Ambu® aScope™

Ambu aScope

Swallowing study technology that is portable with a disposable scope eliminating the labor intensive cleaning process with previous technologies



BITS

A multidisciplinary therapy solution used for balance, cognitive and visuo-motor therapy



Vector

Robotic trolleys using dynamic body weight support to promote faster recovery, over-ground gait rehabilitation and activities of daily living



BURT

A highly dexterous robotic arm manipulator for upper-extremity rehabilitation training

Clinical Technology

As our employees engage with patients and their families outside of therapy sessions, automation and technology is available for a better patient experience.

(recent implementations are shown below)

MyEncompass Health

The MyEncompass Health caregiver application is a patient experience application designed to promote early, ongoing engagement of the patient and their family or caregivers by communicating real-time progress toward their goals and an overview of their care plan in a secure manner.

The application is integrated with ACE IT (our clinical information system) for real-time updates to the patient's information.


Encompass Health
Spencer Horton
Patient
Anticipated discharge on
August 3
Mobility
3/5
Self Care
3/6
Skills for Daily Living
1/3
Cognition
3/5

CBORD food service management technology provides the hospital an electronic meal ordering and preparation system with standardized meal plans plus a point-of-sale system for cafeteria operations. The system interfaces with ACE IT to provide accurate and timely diet information, including nutritional data for blood sugar management and malnutrition status.

eMenu eCafé

Encompass Health 56

Information Technology

Encompass Health 58 Information technology Investment thesis and strategy Our digital health strategy is based on leveraging our: • clinical expertise • exceptionally large post-acute datasets • business and technology partners (e.g., Oracle Cerner) • and our proven capabilities in – enterprise EMR technologies – data integration – data analytics and predictive analytics to drive value-based performance across the continuum for our patients, our partners and our payors.

Encompass Health 59 Information technology Clinical information system 2010 - Our first hospital went live with the Cerner EMR system 2012 - We began a five year rollout to every hospital Benefits: •Patient outcomes and safety •Operational efficiencies •Cost effectiveness •Change agility

Encompass Health 60 Information technology Beacon management reporting Standardize the process, then automate it Enterprise scalability Proprietary large patient datasets Clinical and business knowledge Continuous improvement Proprietary Management System • Proprietary operations management system that provides real-time data • Benchmarking to promote best practices • Capabilities include: – Physician quality reporting – Readmission risk – Therapy outcomes analysis – Quality and patient satisfaction reporting – Workforce and labor productivity – Sales and marketing analysis – Care management – Food and drug spend analysis – Ability to run market-by-market analysis and reports – Accounts Receivable analysis – Dialysis outcomes analysis

Encompass Health 61 Information technology Patient / caregiver communication portal MyEncompass Health caregiver application The app shows a patient’s real-time progress toward their goals and an overview of their care plan in a secure manner. Information in the app is regularly updated by interfacing with our clinical documentation system specific to the patient’s goals and outcomes. TRACK SHARE ● Follow the patient’s stay at our hospital as they make progress toward established goals. ● Invite others to follow along as the patient progresses in their rehabilitation stay ● Track goals established by the patient and the hospital interdisciplinary care team, including mobility, self- care, cognition and behavior, and daily living skills such as meal preparation and medication management. ● The patient and those who are granted access to app will have access up to 14 days after discharge ● See anticipated discharge date / plan for discharge

Reconciliations to GAAP

Encompass Health 63 Reconciliation Net cash provided by operating activities to Adjusted EBITDA(8) For the Year Ended December 31, ($ in millions) 2023 2022 2021 Net cash provided by operating activities $ 850.8 $ 705.8 $ 715.8 Interest expense and amortization of debt discounts and fees 143.5 175.7 164.3 Gain (loss) on sale of investments, excluding impairments 4.6 (15.5) 3.8 Equity in net income of nonconsolidated affiliates 3.2 2.9 3.4 Net income attributable to noncontrolling interests in continuing operations (111.0) (93.6) (103.2) Amortization of debt-related items (9.5) (9.7) (7.8) Distributions from nonconsolidated affiliates (1.6) (4.0) (2.6) Current portion of income tax expense 128.3 72.2 84.5 Change in assets and liabilities (50.3) 30.4 109.9 Cash used in (provided by) operating activities of discontinued operations 16.0 (52.3) (151.1) State regulatory change impact on noncontrolling interests(13) (2.2) — — Change in fair market value of equity securities (0.7) 7.4 (0.6) Adjusted EBITDA $ 971.1 $ 819.3 $ 816.4 Information regarding investing and financing categories of the statement of cash flows for the periods presented can be found on Encompass Health’s website in the Earnings Releases for those periods. The leverage ratio for 2021 stated in terms of the most comparable GAAP measurement would be Debt to Net cash provided by operating activities: 4.6x The leverage ratio for 2022 stated in terms of the most comparable GAAP measurement would be Debt to Net cash provided by operating activities: 3.9x The leverage ratio for 2023 stated in terms of the most comparable GAAP measurement would be Debt to Net cash provided by operating activities: 3.2x Refer to pages 66-68 for end notes.

Encompass Health 64 Reconciliation Net income to Adjusted EBITDA(8) For the Year Ended December 31, ($ in millions) 2023 2022 2021 Net income $ 463.0 $ 365.9 $ 517.2 Loss (income) from discontinued operations, net of tax, attributable to Encompass Health 12.0 (15.2) (114.1) Net income attributable to noncontrolling interests included in continuing operations (111.0) (93.6) (103.2) Provision for income tax expense 132.2 100.1 101.9 Interest expense and amortization of debt discounts and fees 143.5 175.7 164.3 Depreciation and amortization(13) 273.9 243.6 219.6 Loss on early extinguishment of debt (11)(12) — 1.4 1.0 Loss on disposal or impairment of assets 9.8 4.8 1.2 Stock-based compensation 50.6 29.2 29.1 State regulatory change impact on noncontrolling interests(13) (2.2) — — Change in fair market value of equity securities (0.7) 7.4 (0.6) Adjusted EBITDA $ 971.1 $ 819.3 $ 816.4 Refer to pages 66-68 for end notes.

Encompass Health 65 Reconciliation Net cash provided by operating activities to adjusted free cash flow(7) For the Year Ended December 31, ($ in millions) 2023 2022 2021 Net cash provided by operating activities $ 850.8 $ 705.8 $ 715.8 Impact of discontinued operations 16.0 (52.3) (151.1) Net cash provided by operating activities of continuing operations 866.8 653.5 564.7 Capital expenditures for maintenance (216.9) (238.4) (133.4) Distributions paid to noncontrolling interests of consolidated affiliates (114.7) (96.6) (101.1) Items not indicative of ongoing operating performance: Transaction costs and related liabilities (9.5) 21.6 — Adjusted free cash flow $ 525.7 $ 340.1 $ 330.2 Information regarding investing and financing categories of the statement of cash flows for the periods presented can be found on Encompass Health’s website in the Earnings Releases for those periods. Refer to pages 66-68 for end notes.

End Notes

Encompass Health 67 (1) Under this program, Joint Commission accredited organizations, like the Company’s IRFs, may seek certification for chronic diseases or conditions such as brain injury or stroke rehabilitation by complying with Joint Commission standards, effectively using evidence-based clinical practice guidelines to manage and optimize patient care, and using an organized approach to performance measurement and evaluation of clinical outcomes. Obtaining such certifications demonstrates the Company’s commitment to excellence in providing disease-specific care. (2) Data compares Encompass Health IRFs to IRFs comprising the Uniform Data System for Medical Rehabilitation (“UDSMR”), part of Netsmart, a data gathering and analysis tool for the rehabilitation industry which represents approximately 80% of the industry, including Encompass Health sites. Data is adjusted by applying Encompass Health IRF case-mix to non-Encompass Health UDS IRFs. (3) The 157 IRFs shown for Encompass excludes Rehabilitation Hospital of Columbus (opened September 12, 2023); Encompass Health Rehabilitation Hospital of Prosper (opened November 14, 2023); Encompass Health Rehabilitation Hospital of Fitchburg (opened November 14, 2023 ); and Rehabilitation Hospital of Western Wisconsin, LLC (closed February 2024). (4) In 2023, the Company averaged 1,477 total Medicare & Non-Medicare discharges per IRF in its then 153 consolidated IRFs that were open the full year. (5) Source: FY 2025 CMS Proposed Rule Rate Setting File and the last publicly available Medicare cost reports (FYE 2021/2022/2023) or in the case of new IRFs, the Q1 2024 CMS Provider of Service File. • All data provided was filtered and compiled from the Centers for Medicare and Medicaid Services (CMS) Fiscal Year 2025 IRF Proposed Rule Rate Setting File found at: https://www.cms.gov/files/zip/fy-2025-irf-pps-data-files-proposed.zip. The data presented was developed entirely by CMS and is based on its definitions which are different in form and substance from the criteria Encompass Health uses for external reporting purposes. Because CMS does not provide its detailed methodology, Encompass Health is not able to reconstruct the CMS projections or the calculation. • The CMS file contains data for each of the 1,153 inpatient rehabilitation facilities used to estimate the policy updates for the FY 2025 IRF-PPS Proposed Rule. Most of the data represents historical information from the CMS fiscal year 2022 and 2023 periods and may or may not reflect the same Encompass Health hospitals in operation today. The total was reduced by one to reflect the closure of Rehabilitation Hospital of Western Wisconsin, LLC (closed February 2024). (6) The Budget Control Act of 2011 included a reduction of up to 2% to Medicare payments for all providers that began on April 1, 2013 (as modified by H.R. 8). The reduction was made from whatever level of payment would otherwise have been provided under Medicare law and regulation. The CARES Act temporarily suspended the automatic 2% sequestration reduction for the period from May 1 through December 31, 2020. The 2021 Budget Act extended the sequestration suspension through March 31, 2021. An Act to Prevent Across-the-Board Direct Spending Cuts, and for Other Purposes, signed into law on April 14, 2021, extended the suspension period to December 31, 2021. The Protecting Medicare and American Farmers from Sequester Cuts Act impacts payments for all Medicare Fee-for-Service (FFS) claims extending the suspension through March 31, 2022, a payment adjustment of 1% from April 1 to June 30, 2022, and full 2% sequestration beginning July 1, 2022. (7) Definition of adjusted free cash flow, which is a non-GAAP measure, is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, distributions to noncontrolling interests, and certain other items deemed to be non-indicative of ongoing operating performance. Common stock dividends are not included in the calculation of adjusted free cash flow. Because this measure is not determined in accordance with GAAP and is susceptible to varying calculations, it may not be comparable to other similarly titled measures presented by other companies. Further explanation and disclosure relating to adjusted free cash flow are included in the Company’s Form 8-K, dated June 21, 2024, to which this Investor Reference Book is attached as Exhibit 99.1.* (8) Adjusted EBITDA is a non-GAAP financial measure. The Company’s leverage ratio (total consolidated debt to Adjusted EBITDA for the trailing four quarters) is, likewise, a non-GAAP measure. Management and some members of the investment community utilize Adjusted EBITDA as a financial measure and the leverage ratio as a liquidity measure on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity. In evaluating Adjusted EBITDA, the reader should be aware that in the future the Company may incur expenses similar to the adjustments set forth. Further explanation and disclosure relating to Adjusted EBITDA are included in the Company’s Form 8-K, dated June 21, 2024, to which this Investor Reference Book is attached as Exhibit 99.1.* (9) The conversion rate of inpatient rehabilitation eligible patients is based on patients who are discharged from acute-care hospitals with one or more of 13 specified medical conditions that CMS ties to IRF eligibility based on Medicare fee-for-service data, which is the only publicly available data on the subject. End notes *Reconciliations to GAAP provided on pages 62-65.

Encompass Health 68 (10) 2018 total number of licensed beds and total number of IRFs include the consolidation of the Ft. Worth market (decrease of 60 beds) and the de-licensure of 20 SNF beds at a Dallas IRF. 2019 total number of licensed beds includes the de-licensure of 25 SNF beds at Round Rock, TX, the de-licensure of 5 beds at an IRF in Newburgh, IN, the de-licensure of 10 beds in Western Hills, WV, and the consolidation of Yuma (increase of 51 beds). 2020 total number of licensed beds includes the de-licensure of 31 beds at an IRF in Woburn, MA. 2021 total number of licensed beds includes the de-licensure of 48 beds at an IRF in Erie, PA. 2022 total number of IRFs and licensed beds includes the closure of the Wesley hospital (decrease of 65 beds). 2023 total number of IRFs and licensed beds includes a de-licensure of 19 beds at an IRF in York, PA. Projected 2024 total number of IRFs and licensed beds includes the closure of the Eau Claire, WI hospital (decrease of 36 beds) and de-licensure of 12 beds at an IRF in Humble, TX. (11) In the second quarter of 2021, the Company redeemed a total of $200 million of 5.125% Senior Notes due 2023 ($100 million in April and $100 million in June). The redemptions were completed at 100% of par using cash on hand and drawings under the Company’s revolving credit facility. As a result of the redemptions, the Company recorded a $1.0 million loss on early extinguishment of debt in the second quarter of 2021. (12) In the first quarter of 2022, the Company redeemed the remaining $100 million of its 5.125% Senior Notes due 2023. The redemption was completed at 100% of par using drawings under the Company’s revolving credit facility. As a result of the redemption, the Company recorded a $0.3 million loss on early extinguishment of debt in the first quarter of 2022. In the second quarter of 2022, the Company redeemed approximately $236 million of its term loan due 2024 and fully repaid the $250 million outstanding balance on its revolving credit facility. The redemption was completed using proceeds which were dividended from Enhabit. As a result of the redemption, the Company recorded a $1.1 million loss on early extinguishment of debt in the second quarter of 2022. (13) In May of 2023, the governor of South Carolina signed into law S.164, which repealed the requirement of certain healthcare providers to obtain and/or maintain a certificate of need (“CON”). As a results of this repeal, in Q2 2023 the Company accelerated amortization of approximately $6 million in remaining carrying value of our South Carolina CON assets, increasing depreciation and amortization expense by approximately $6 million and reducing noncontrolling interest in continuing operations by approximately $2 million (related to our joint venture partner’s share of income at one impacted location). The impact of these adjustments have been excluded from the calculation of adjusted EBITDA and adjusted earnings per share in the second quarter of 2023 given the non-recurring nature of the CON repeal (Florida is the only other state in recent history to repeal its CON law) is not indicative of ongoing operating performance. End notes, continued